Exhibit 99.1

Roundy’s, Inc. To Present At the BMO 2013 Farm to Market

Conference

MILWAUKEE – May 2, 2013 – Roundy’s, Inc. (“Roundy’s”) (NYSE: RNDY), a leading grocer in the Midwest, today announced Robert Mariano, Chief Executive Officer, and Darren Karst, Chief Financial Officer, will present at the BMO Farm to Market Conference on Tuesday, May 14, 2013, at 11:00 a.m. ET, at the Grand Hyatt in New York, NY.

The audio portion of the presentation will be broadcast live over the Internet hosted at the “Investor Relations” section of Roundy’s website at www.Roundys.com and will be archived online through Tuesday, May 28th, 2013.

About Roundy’s

Roundy’s is a leading grocer in the Midwest with nearly $4.0 billion in sales and more than 18,000 employees. Founded in Milwaukee in 1872, Roundy’s operates 161 retail grocery stores and 99 pharmacies under the Pick ’n Save, Rainbow, Copps, Metro Market and Mariano’s retail banners in Wisconsin, Minnesota and Illinois.

Contact:

James J. Hyland,

VP Investor Relations & Corporate Communications

414-231-5811

james.hyland@roundys.com